                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement    [ ] Confidential, for Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Webb Interactive Services Inc.
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               (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

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   (2) Aggregate number of securities to which transaction applies

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4) Proposed maximum aggregate value of transaction:

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   (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

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   (2) Form, Schedule or Registration Statement No.:

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   (3) Filing Party:

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   (4) Date Filed:

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

                               PRELIMINARY COPY

                        WEBB INTERACTIVE SERVICES, INC.
                                  1899 Wynkoop
                                   Suite 600
                            Denver, Colorado  80202

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 5, 2002

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Webb Interactive Services, Inc., a Colorado corporation, will be held on Tuesday, March 5, 2002, at 9:00 a.m., Mountain Time, at our executive offices, 1899 Wynkoop, Suite 600, Denver, Colorado for the following purposes:

     1. To approve issuances of our securities in connection with the Securities Purchase Agreement dated January 17, 2002 between us and Jona, Inc.

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only holders of record of our common stock at the close of business on February 1, 2002 will be entitled to notice of, and to vote at, the special meeting or any adjournment thereof.

     You are cordially invited to attend the special meeting. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it in the enclosed reply envelope as promptly as possible.


                                    BY ORDER OF THE BOARD OF
                                    DIRECTORS



                                    Lindley S. Branson
                                    Secretary

February 14, 2002

                                PRELIMINARY COPY

                                PROXY STATEMENT

                        WEBB INTERACTIVE SERVICES, INC.

                                  1899 Wynkoop
                                   Suite 600
                            Denver, Colorado  80202

                Special Meeting of Shareholders - March 5, 2002

                                    GENERAL

     The enclosed proxy is solicited by the board of directors of Webb Interactive Services, Inc., a Colorado corporation, for use at the special meeting to be held on Tuesday, March 5, 2002, at 9:00 a.m., Mountain Time, at Webb's executive offices, 1899 Wynkoop, Suite 600, Denver, Colorado, or any adjournment thereof. Solicitations are being made by mail and may also be made by our directors, officers and employees. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying us in writing at the above address, attention: Lindley
S. Branson, Secretary, or by appearing and voting in person at the meeting. Shares represented by proxies will be voted as specified in such proxies. In the absence of specific instructions, proxies will be voted (to the extent they are entitled to be voted on such matters): (1) FOR issuances of our securities in connection with the Securities Purchase Agreement dated January 17, 2002 between WEBB and Jona, Inc. and (2) in the proxies' discretion upon such other business as may properly come before the special meeting. So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the special meeting.

     Votes cast by proxy or in person at the special meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as shares that are present for the purposes of determining the presence of a quorum, but will not be considered as present and entitled to vote with respect to that matter.

     We will pay all of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith. We may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This proxy statement is being mailed to shareholders on or about February 14, 2002.

                               OUTSTANDING STOCK

     As of February 1, 2002, the record date for determining shares entitled to notice of and to vote at the special meeting of shareholders, the following shares of our capital stock were outstanding:

     .  12,786,522 shares of our common stock;
     . 650 shares of our series C-1 non-voting convertible preferred stock; and . 1,500 shares of our series D non-voting convertible junior preferred stock.

     Information as to the name, address and stock holdings of each person known by Webb to be a beneficial owner of more than five percent of our common stock and as to the name, address and stock holdings of certain shareholders, each director, and by all executive officers and directors, as a group, as of February 1, 2002 is set forth below. Except as indicated below, we believe that each such person has the sole (or joint with spouse) voting and investment powers with respect to such shares.

                                        Amount of
           Name/Address                Common Stock          Percent
                of                     Beneficially         of Common
       Shareholder/Director               Owned             Stock (1)
-------------------------------------------------------------------------
William R. Cullen                         567,323 (2)                4.26%
1899 Wynkoop, Suite 600
Denver, Colorado  80202

Lindley S. Branson                        544,811 (3)                4.09%
1899 Wynkoop, Suite 600
Denver, Colorado  80202

Robert J. Lewis                           227,836 (4)                1.76%
1899 Wynkoop, Suite 600
Denver, Colorado  80202

Richard C. Jennewine                      192,286 (5)                1.48%
1899 Wynkoop, Suite 600
Denver, Colorado  80202

Jona, Inc.                              2,260,000 (6)               16.20%
P.O. Box 949
Casper, Wyoming 82602

Directors and Executive Officers        1,754,494 (7)               12.16%
 as a Group (7 persons)

________________
(1) In calculating percentage ownership, all shares of common stock which a named shareholder has the right to acquire within 60 days from the date of this report upon exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of common stock owned by that shareholder, but are not deemed to be outstanding for the purpose of computing the percentage of common stock owned by any other shareholders.
(2) Includes options for the purchase of 533,826 shares of common stock, but excludes options for the purchase of 200,002 shares of common stock that are not exercisable during the next 60 days.
(3) Includes options for the purchase of 519,811 shares of common stock, but excludes options for the purchase of 225,002 shares of common stock that are not exercisable during the next 60 days.
(4) Includes options for the purchase of 179,466 shares of common stock, but excludes options for the purchase of 48,370 shares of common stock that are not exercisable during the next 60 days.
(5) Includes options for the purchase of 187,286 shares of common stock, but excludes options for the purchase of 106,168 shares of common stock that are not exercisable during the next 60 days.
(6) Includes warrants to purchase 1,160,000 shares of common stock. Does not include 15,000 shares of common stock owned by Neil A. McMurray and his spouse. Mr. McMurray, who is the sole shareholder, President, Treasurer, Secretary and a director of Jona, Inc., is deemed to be the beneficial owner of Webb's securities owned by Jona, Inc.
(7) Consists of options for the purchase of 1,638,577 shares of common stock, but excludes options for the purchase of 765,758 shares of common stock that are not exercisable during the next 60 days.

PROPOSAL 1:
SALES OF THE COMPANY'S SECURITIES

BACKGROUND

     Webb and Jona, Inc. have entered into a Securities Purchase Agreement dated as of January 17, 2002 (the "Securities Purchase Agreement") which contemplates the sale of up to 7,500,000 units of our securities at $1.00 per unit. Each unit consists of one share of our common stock and a 5-year warrant representing the right to purchase an additional share of common stock at $1.00. One-third of the warrants are callable by us if our common stock trades at $2.00 or more for five consecutive trading days and an additional one-third of the warrants are callable by us if our common stock trades at $3.00 or more for five consecutive trading days. Jona, Inc. has purchased 1,100,000 of the units for $1,100,000 and has agreed to purchase an additional 3,900,000 units for $3,900,000, provided that our shareholders approve the sale of a total of up 7,500,000 units pursuant to the terms of the Securities Purchase Agreement. We have granted Jona, Inc. an option, again subject to shareholder approval of the Securities Purchase Agreement, to purchase the remaining 2,500,000 units being offered pursuant to the Securities Purchase Agreement on or before August 31, 2002 or, if earlier, upon our receipt of a bona fide offer to purchase such additional units from another party.

     We believe that in addition to the $1,100,000 already raised in connection with the sale of the units to Jona, Inc., we need to raise an additional $5.2 million to $6.4 million to fund our operations and the operations of our Jabber, Inc. subsidiary for at least the next 12 months. In connection with the sale of the initial 1,100,000 units, we were able to negotiate the exchange of $1,212,192 principal amount of our 10% convertible notes into 1,984 shares of our Series D Junior Convertible Preferred Stock, provided that we pre-pay the balance of the $720,000 principal amount of these notes. The 1,984 shares of Series D Junior Convertible Preferred Stock will be convertible into 1,984,000 shares of our common stock. It is necessary that we raise additional proceeds through the sale of the units or otherwise to be able to pre-pay the $720,000 principal amount of these notes. Therefore, shareholders should consider an approval of the sale of the additional units to also constitute the approval of the exchange of $1,212,192 principal amount of the convertible notes for the 1,984 shares of the Series D Junior Convertible Preferred Stock.

     The proceeds from the sale of the additional 3,900,000 to 6,400,000 units will be used as follows:

                                                   SALE OF 3,900,000           SALE OF 6,400,000
USE                                                      UNITS                       UNITS
Payment of 10% Secured Notes due 4/30/02 *                  $1,200,000                  $1,200,000

Redemption of 10% Convertible Notes                         $  720,000                  $  720,000

Jabber Working Capital                                      $1,980,000                  $4,000,000

Webb Working Capital *                                      $       --                  $  480,000

TOTAL                                                       $3,900,000                  $6,400,000

________________

* The $1,100,000 obtained in connection with the sale of the initial 1,100,000 units to Jona, Inc. and the $1,200,000 from the short-terms loans by Jona, Inc. have been used to pay outstanding payables and to provide a reserve to fund Webb's expected expenses during the next 12 months.

     In accordance with an agreement entered into with France Telecom Technologies Investissements ("FTTI") during July 2001, FTTI has the right, but not the obligation, to invest an additional $2,000,000 in our Jabber subsidiary. Any additional amount invested by FTTI will be used exclusively for Jabber's operations and will not be available to fund our operations. We estimate that in order to fund our operations and those of our Jabber, Inc. subsidiary for at least the next 12 months, we must raise approximately $6,400,000 in addition to the $1,100,000 already raised in connection with the sale of units to Jona, Inc. Since FTTI is not required to make any additional investments in our Jabber, Inc. subsidiary, we believe it is necessary to sell all of the remaining 6,400,000 units being offered pursuant to the Securities Purchase Agreement. If all of the remaining 6,400,000 units are sold and FTTI invests an additional $2,000,000 in our Jabber, Inc. subsidiary, we will have approximately $6 million to fund the future operations of our Jabber, Inc. subsidiary.

     Jona, Inc. has agreed to purchase at least 3,900,000 additional units, subject to our shareholders approving the sale of the units pursuant to the Securities Purchase Agreement. Jona, Inc. has also been granted an option, again subject to our shareholders' approval of the Securities Purchase Agreement, to purchase an additional 2,500,000 units of our securities.

     We have called this Special Meeting of Shareholders to consider approval of the sale of securities in connection with the Securities Purchase Agreement rather than deferring this proposal to our annual meeting which we expect to be held in either April or May of this year, as we believe that shareholder approval of the Securities Purchase Agreement prior to issuance of our auditor's report on our financial statements for fiscal 2001 may enable us to avoid the "going concern" qualification in the report that was included in their report with respect to our 2000 financial statements. We believe the elimination of the "going concern" qualification with respect to our auditor's report issued on our 2001 financial statements would be of significant benefit to our business for fiscal 2002 and beyond.

     If shareholders approve the sale of the additional units pursuant to the Securities Purchase Agreement but Jona, Inc. does not exercise its option to purchase the additional 2,500,000 units prior to completion of the audit of our 2001 financial statements, we will not be able to avoid the "going concern" qualification unless FTTI has agreed to invest the additional $2 million in our Jabber, Inc. subsidiary. While we believe that we may be able to avoid the "going concern" qualification with respect to our auditor's report on our 2001 financial statements if shareholders approve the sale of the units pursuant to the Securities Purchase Agreement, our auditors have not, as of the date of this proxy statement, completed their review of our financial statements for fiscal 2001 and, therefore, there can be no assurance that we will be able to avoid the "going concern" qualification even if shareholders approve the sale of the remaining units pursuant to the Securities Purchase Agreement.

     Our shareholders are being asked to approve the issuance of Webb's securities pursuant to the Securities Purchase Agreement in response to the Nasdaq Stock Market rules. Approval by a majority of the votes cast with respect to the proposal is required to approve such proposal, provided that there is a quorum for the conduct of business at the special meeting. If the required affirmative vote is not obtained, our board of directors will need to determine whether it should seek any additional funds from the sale of our securities, notwithstanding that to do so might seriously jeopardize the continued listing of our common stock on the Nasdaq National Market.

     We currently do not meet all of the National Stock Market, Inc.'s requirements for our common stock to continue to be listed on the Nasdaq National Market. Further, we will not meet all of these requirements even if all of the 7,500,000 units are sold, the $1,212,192 principal amount of our convertible notes is converted into equity and FTTI invests an additional $2 million in our Jabber, Inc. subsidiary. While we are continuing to work to satisfy these requirements, there can be no assurance that our efforts will be successful and that our common stock will continue to be listed on the Nasdaq National Market, even if shareholders approve the sale of our securities in connection with the Securities Purchase Agreement. We believe, however, that the failure of shareholders to approve the sale of the additional securities would make it difficult for us to regain compliance with the National Stock Market, Inc.'s requirements.

ISSUANCE OF SECURITIES PURSUANT TO SECURITIES PURCHASE AGREEMENT

GENERAL. In accordance with the terms of the Securities Purchase Agreement
(i) we have sold 1,100,000 units of our securities to Jona, Inc. for $1.1 million and (ii) Jona, Inc. agreed, subject to certain conditions including shareholder approval of the transactions contemplated by the Securities Purchase Agreement, to purchase up to an additional $6.4 million worth of the units. Each unit consists of one share of our common stock and one warrant to purchase one additional share of our common stock exercisable at a price of $1.00 per share at any time during the five years following January 17, 2002. In addition, we agreed to file by May 1, 2002, a registration statement with the Securities and Exchange Commission covering the resale by Jona, Inc. of up to 7,500,000 shares of common stock issuable pursuant to the Securities Purchase Agreement and up to 7,500,000 shares of common stock issuable upon exercise of the warrants. The description of the terms of the Securities Purchase Agreement contained in this proxy statement is a summary and does not purport to be complete. A copy of the Securities Purchase Agreement is available from us upon written request to:
Lindley S. Branson, Secretary, Webb Interactive Services, Inc., 1899 Wynkoop Place, Suite 600, Denver, Colorado 80202.

     Under the terms of the Securities Purchase Agreement, Jona, Inc. has agreed to purchase a total of 5,000,000 units at a purchase price of $1.00 per unit, of which 1,100,000 units were purchased on January 17, 2002 at the time of the signing of the Securities Purchase Agreement. In addition, the Securities Purchase Agreement grants Jona, Inc. an option to purchase up to an additional 2,500,000 units at a purchase price of $1.00 per share that expires on August 31, 2002 if not previously exercised. The purchase of the remaining units under the Securities Purchase Agreement is subject to satisfaction of certain conditions including but not limited to approval of the transactions contemplated by the Securities Purchase Agreement by the shareholders of Webb.

     Pursuant to the terms of the Securities Purchase Agreement, we agreed to
(i) amend our bylaws to require the unanimous consent and approval of all members of the board of directors in attendance at a duly convened meeting of the board of directors prior to certain actions taking place; (ii) cause two nominees of Jona, Inc. to be elected to the board of directors; and (iii) use our best efforts to cause such nominees to be elected to the board of directors so long as Jona, Inc. (or its affiliates) beneficially owns 25% or more of our common stock. In the event that we sell common stock for less than $1.00 per share in connection with a financing transaction before the earliest to occur of
(a) January 17, 2004; (b) raising an additional $7.5 million, including proceeds received in connection with the exercise of the warrants sold to Jona, Inc. pursuant to the Securities Purchase Agreement; or (c) the closing bid price for our common stock exceeding $3.00 for 30 consecutive trading days, we will be required to issue to Jona, Inc. a number of additional shares of our common stock as is necessary to cause the value of the total number of shares of our common stock, including any such additional shares, delivered in connection with the purchase of the common stock to be equal to the total purchase price paid for the common stock by Jona, less the amount, if any, received by Jona in connection with the sale or other transfer of common stock at a price in excess of $1.00 per share, the value of the common stock being based upon the sale price for our common stock in the financing transaction. If the full 7,500,000 units offered pursuant to the Securities Purchase Agreement are sold, we should have adequate operating capital to fund our operations for at least the next 12 months.

     In connection with the purchase of units, Jona, Inc. loaned us $900,000 pursuant to the terms of a promissory note dated as of January 17, 2002 bearing interest at the rate of 10% per annum. In addition, in connection with a letter of intent with respect to the purchase of the units, Jona, Inc. loaned us $300,000. All principal and accrued interest under both loans is due and payable on demand at any time on or after April 30, 2002. The repayment of the loans is secured by an aggregate of 4,800,000 shares of our series C convertible preferred stock of Jabber, Inc., our subsidiary. In addition, in connection with the $300,000 loan, Jona, Inc. was issued a warrant to purchase 60,000 shares of our common stock at $2.50 per share, which was reduced to $1.00 per share in connection with the purchase of the units.

     Assuming all of the 7,500,000 units offered pursuant to the Securities Purchase Agreement are sold and our outstanding convertible preferred stock and convertible notes are converted, we will have a total of approximately 23,215,000 outstanding shares of common stock, an increase of approximately 80% over the 12,786,522 shares outstanding as of February 1, 2002. Of these shares, Jona, Inc. will own from approximately 5,075,000 to 7,575,000 shares or from approximately 22% to 32% of our then outstanding shares of common stock. If all of the warrants included with the 7,500,000 units are exercised and Jona, Inc. continued to own all of the shares of our common stock it acquired upon purchase of the units and exercise of the warrants, Jona, Inc. would own from approximately 10,075,000 to 15,075,000 shares of our then approximately 30,715,000 outstanding shares of common stock, representing from 35% to 49% of our then outstanding shares of common stock. In this event, Jona, Inc. may control Webb.

RECOMMENDATION OF BOARD OF DIRECTORS. Our Board considers Proposal 1 to be in the best interests of Webb and its shareholders. The issuance of the 1,100,000 units and the short-term borrowing of an additional $1,200,000 from Jona, Inc. was based on our Board's belief that the funds obtained in connection with these transactions were necessary to pay past-due trade payables and to provide us with the working capital required to sustain our operations and those of our Jabber, Inc. subsidiary until we could hold a meeting of shareholders to consider approval of the issuance of the additional securities. Our Board believes that the ability of Jona, Inc. to invest up to an additional $6,400,000 in Webb by the purchase of additional units is necessary to (i) provide us with flexibility to finance our operations for at least the next 12 months and possibly until we are able to achieve positive cash flow from operations and
(ii) will facilitate our efforts to maintain the listing of our common stock on the Nasdaq National Market.

     The additional shares of common stock that could be issued pursuant to Proposal 1 will have the same rights as our currently outstanding shares of common stock. The adoption of Proposal 1 and the issuance of common stock authorized thereby would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of outstanding shares of our common stock. Any future issuance of common stock will be subject to the rights of holders of any outstanding shares of our preferred stock.

RESOLUTION AND VOTE REQUIRED FOR PROPOSAL 1. The following resolution will be submitted for approval at the special meeting:

          "RESOLVED, That for purpose of satisfying Rule 4350 of The Nasdaq Stock Market, Inc., which requires that certain sales of the Company's securities be approved by shareholders for the Company's common stock to continue to be listed on the Nasdaq National Market, the shareholders of the Company hereby approve the issuance of the Company's common stock in connection with the terms of the Securities Purchase Agreement dated as of January 17, 2002, between WEBB and Jona, Inc."

     The affirmative vote of the holders of a majority of the voting power of the shares of common stock, present or represented at the special meeting and entitled to vote on Proposal 1, is required to approve Proposal 1.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 1.


                                 OTHER MATTERS

     The board of directors does not intend to bring before the special meeting any business other than as set forth in this proxy statement, and has not been informed that any other business is to be presented to the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     Please sign and return promptly the enclosed proxy in the envelope provided if you are a holder of common stock. The signing of a proxy will not prevent your attending the meeting and voting in person.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              Lindley S. Branson
                              Secretary

February 14, 2002

                        WEBB INTERACTIVE SERVICES, INC.

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned having duly received the Notice of Special Meeting and the Proxy Statement dated February 14, 2002, hereby appoints the Chief Executive Officer, William R. Cullen, and the Secretary, Lindley S. Branson, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of Webb Interactive Services, Inc. held of record by the undersigned on February 1, 2002, at a Special Meeting of Shareholders to be held on March 5, 2002 at 1899 Wynkoop, Suite 600, Denver, Colorado, at 9:00 a.m. Mountain Time, and at any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSALS 1 AND 2.


1. PROPOSAL TO APPROVE THE ISSUANCE OF        [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
   SECURITIES PURSUANT TO THE TERMS OF
   THE SECURITIES PURCHASE AGREEMENT DATED
   AS OF JANUARY 17, 2002, BETWEEN WEBB
   INTERACTIVE SERVICES, INC. AND JONA, INC.

2. IN THEIR DISCRETION, THE PROXIES ARE       [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
   AUTHORIZED TO VOTE UPON SUCH OTHER
   BUSINESS AS MAY PROPERLY COME BEFORE
   THE MEETING.


                           (CONTINUED ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

   This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

   Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.



                                         ---------------------------------------
                                         (Signature)


                                         ---------------------------------------
                                         (Signature, if held jointly)

                                         Dated:  ______________________, 2002

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                RETURN ENVELOPE.